SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 29, 1999
                        (Date of earliest event reported)


                                COMPU-DAWN, INC.
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               (Exact name of Registrant as specified in charter)


Delaware                          000-22611                         11-3344575
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(State or other jurisdiction  (Commission File No.)          (IRS Employer
of  incorporation)                                      Identification Number)



      12735 Gran Bay Parkway West Building 200, Jacksonville, Florida 32258
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (904) 680-6680

                                        1

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Item 5.      Other Events.

                  On June 29, 1999, Compu-DAWN, Inc.("Compu-DAWN") issued a press release (the "Press Release") announcing that Compu-DAWN plans to discontinue its referral network division through e.TV Commerce, Inc. and will redirect its distribution of products into a variety of distribution channels.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1     Press Release, dated June 29, 1999






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     COMPU-DAWN, INC.


Dated: June 30, 1999                              By:/s/ David Greenspan
                                                     --------------------------
                                                      David Greenspan
                                                      Chief Financial Officer



K:\WPDOC\CORP\COMPUDAW\SECFILE\etvclose

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Exhibit 99.1

FOR IMMEDIATE RELEASE                                   CONTACT:
                                                       Allison McGuigan
                                                       The Weber Group
                                                       (617) 520-7245
                                                       amcguigan@webergroup.com


                 Compu-DAWN PLANS TO REDIRECT DISTRIBUTION MODEL
                          INTO MASS MERCHANT RETAILING

  Move to Allow Company to Focus on Its Strength -Internet Related Technology -
                       Rather than on Product Distribution


JACKSONVILLE, FL - June 29, 1999 - Compu-DAWN (Nasdaq:ETVC), today announced a strategic redirection of the distribution model of the Company's Internet-based e- commerce and communications products and services. In order to focus more heavily on advancing technologies, and less on distributing its products through a network of independent representatives, the Company, effective immediately, will discontinue its proprietary referral network marketing division, e.TV Commerce, Inc., and will phase into a variety of complementary distribution channels.

Effective immediately, Compu-DAWN will divert from referral network marketing to direct marketing via its 904/680-6680 phone number, while entering into talks with non-proprietary relationship marketing services to secure distribution partners in the fourth Quarter of 1999. The Company will also focus on developing new technologies and services. Compu-DAWN plans to enter into agreements with mass merchant and other retailers across the US to have its enhanced Internet-related products enter the retail channel in the fourth Quarter of 1999.



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"While we  strongly  believe  in the  concept  of  relationship  marketing,  our expansion into retail allows us to significantly increase revenue and decrease expenses. It also gives us the opportunity to focus our energies on continually improving our products and services, and developing additional technologies," Chairman R.E. "Teddy" Turner explained. "We're taking measures to ensure that our current customers continue to experience our high levels of customer service. Since our strengths lie in bringing technology to those who are completely unfamiliar with it, the new distribution model will help us further our mission of bridging the 'digital divide.'"

In June, COMPU-Dawn announced a letter of intent to acquire Global PC, Inc., co-developer and worldwide licensor of GEOS, a simplified, low cost operating system and software suite. Upon the pending acquisition, COMPU-Dawn will work toward integrating GEOS into advanced Internet-related products. The resulting product will further simplify its computing and Internet functionality while retaining its competitive price. Global PC's operating system, office productivity suite and Internet software suite offer a complete software solution as well as a browser, email and chat capabilities. Upon completion of satisfactory due diligence, the fulfillment of certain conditions, and the finalization of agreements, Compu-DAWN expects the acquisition of Global PC to be complete as of July 31, 1999.






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About Compu-DAWN
----------------

Compu-DAWN  provides  Internet  services,   e-commerce,  and  telecommunications
services  to  customers  throughout  North  America.   Compu-DAWN  is  based  in
Jacksonville, Florida, and can be accessed via the Web at www.etvcom.com.

Forward Looking Statements
--------------------------

Certain information contained in this announcement are "forward-looking statements." Compu- DAWN cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of Compu- DAWN. For this purpose, any statements contained in this announcement that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect results include, but are not limited to, the Internet and Internet related technology and products, new technology developments, developments and regulation in the telecommunications industry, the risk of loss of management and personnel, the competitive environment within the Internet and telecommunications industries, the ability of Compu-DAWN to develop its infrastructure, the ability of Compu-DAWN to raise additional capital which will be required in the near term to continue to develop and sustain business at current levels, the competence required and experience of management and economic conditions, the competence required and experience of management, economic conditions and the ability to consummate the transaction of Global PC.

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